EXHIBIT 10.3


                               MATTEL, INC.
                         PERSONAL INVESTMENT PLAN
                  THIRD AMENDMENT TO THE 1993 RESTATEMENT



     The Mattel, Inc. Personal Investment Plan (the "Plan") is hereby amended as follows:

     (1) Effective September 1, 1994, Section 2.47 of the Plan is hereby amended to read in its entirety as follows:

            "2.47  Valuation Date.
                   --------------

            'Valuation Date' shall mean the last day of each calendar month and such additional dates as may be determined in rules prescribed by the Committee."

     (2) Effective September 1, 1994, Section 5.3(b) of the Plan is hereby amended to read in its entirety as follows:

            "(b) A Participant may at any time (but not more frequently than once every two weeks) submit a request to the Committee to alter the rate of or resume his contributions made pursuant to this Article V."

     (3) Effective September 1, 1994, Subsection 6.6(a)(i) of the Plan is hereby amended to read in its entirety as follows:

            "(i) A Participant may elect at any time to change an investment election with respect to the allocation of future contributions made by him or on his behalf (such election to apply to all such contributions without regard to any distinction between Company contributions or Participant contributions) among the investment alternatives. The Committee may require at least thirty (30) days notice prior to the commencement of the payroll period for which such change is to be effective. Any such election shall be made in any whole percentage, subject to the provisions of Subsection (iv) below."

     (4) Effective September 1, 1994, Subsection 6.6(a)(iii) of the Plan is hereby amended to read in its entirety as follows:

            "(iii) A Participant may elect twice per quarter to change the investment of his Accounts and reallocate such Accounts among the investment alternatives in any whole percentage, subject to the limitations of (iv) below. Subject to such rules as the Committee may prescribe, any such election to change shall be effective as soon as practical following receipt of the Participant's election. Any such change shall be implemented by the Committee in accordance with practices and procedures established by the Committee to provide for the orderly liquidation and/or purchase of investments."

     (5) Effective September 1, 1994, Subsection 6.6(a)(v) of the Plan is hereby amended to read in its entirety as follows:

            "(v) In the case of a Participant who fails to make an effective election, for any reason whatsoever, as to how all or any portion of his interest therein shall be invested, the Committee shall prescribe rules which shall require that the Accounts of such Participant be invested in the fixed income fund."

     (6) Effective September 1, 1994, Section 6.6(b) of the Plan is hereby deleted.

     (7) Effective September 1, 1994, Section 7.3 of the Plan is hereby amended to read in its entirety as follows:

            "7.3  Revaluation of Participants' Accounts.
                  -------------------------------------

            As of each Valuation Date, the Accounts of each Participant shall be revalued so as to reflect a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund as of that date as compared with the value of the assets in the Trust Fund as of the immediately preceding Valuation Date. The valuation and allocation provisions of this
          Section 7.3 shall be applied and implemented in accordance with the following rules:

                    (a) As of each Valuation Date the Accounts holding such assets shall be revalued so as to reflect to each such Account a proportionate share in the net income or loss of the assets since the immediately preceding Valuation Date.

                    (b) The Company, Committee and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant's Accounts shall at any time equal or exceed the amount previously contributed thereto."

     (8) Effective June 1, 1995, Section 8.5(c) of the Plan is amended by the addition of the following sentence at the end thereof:

            "Notwithstanding the foregoing, payment of the Participant's Distributable Benefit may commence less than thirty (30) days after receipt of the notice, provided that the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect to receive payment and the Participant, after receiving the notice, affirmatively elects to receive payment."

     (9) Effective September 1, 1994, Section 8.6(h) of the Plan is hereby amended to read in its entirety as follows:

            "(h) Disbursement of withdrawals shall be as soon as administratively practicable after the submission of a request for withdrawal in form satisfactory to the Committee."

     (10) Effective September 1, 1994, the second sentence of Section 8.8(b) of the Plan is hereby amended to read in its entirety as follows:

            "Such election shall specify the dollar or percentage amount of the Distributable Benefit to be rolled over, the name of the eligible retirement plan selected by the Participant, and such additional information as the Committee deems necessary or appropriate in order to implement the election."

     (11) Effective June 1, 1995, Section 8.8(c) of the Plan is hereby amended to read in its entirety as follows:

            "(c) At least thirty (30) days, but not more than ninety (90) days, prior to the date a Participant's Distributable Benefit becomes payable, the Participant shall be given written notice of any right he may have to elect a direct rollover of the taxable portion of his Distributable Benefit to an eligible retirement plan. Notwithstanding the foregoing, a direct rollover of the Participant's Distributable Benefit may be made less than thirty
          (30) days after receipt of the notice, provided that the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a direct rollover and the Participant, after receiving the notice, affirmatively elects a direct rollover."

     (12) Effective September 1, 1994, Subsection 8.16(c)(i) of the Plan is hereby amended to read in its entirety as follows:

            "(i) fifty percent (50%) of the value of the Participant's vested interest in his Accounts under this Plan (provided, however, for loans granted or renewed prior to October 19, 1989, the amount determined under this Subsection 8.16(c)(i) shall not be less than the lesser of ten thousand dollars ($10,000) or the full value of all such Accounts of the Participant where such value is less than twenty thousand dollars ($20,000)), or"

     (13) Effective September 1, 1994, Section 8.16(d) of the Plan is hereby amended to read in its entirety as follows:

            "(d) Each Participant desiring to enter into a loan arrangement pursuant to this Section 8.16 shall apply for a loan by submitting a loan request in form satisfactory to the Committee. The Committee shall notify the Participant within a reasonable time whether the request is approved or denied. Upon approval of the request by the Committee, the Participant shall enter into a loan agreement with the Trustee. Such a Participant shall execute such further written agreements as may be necessary or appropriate to establish a bona fide debtor-creditor relationship between such participant and the Trustee and to protect against the impairment of any security for said loan."

     (14) Effective June 1, 1995, Section 9.2(e) of the Plan is amended to read in its entirety as follows:

            "(e) To administer, interpret, construe and apply this Plan in its discretion and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled by reason of his service prior to or after the Effective Date hereof."

     (15) Effective June 1, 1995, Subsection 13.3(a)(ii) is amended to read in its entirety as follows:

            "(ii) The appeal shall be made, in writing, within sixty days after the date of notice of the decision with respect to the application."

     (16) Effective June 1, 1995, Subsection 13.3(a)(iii) is amended to read in its entirety as follows:

            "(iii) If the application has neither been approved nor denied within the ninety day period provided in Section 13.2 above, then the appeal shall be made within sixty days after the expiration of the ninety day period."

     IN WITNESS WHEREOF, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer this 23rd day of May, 1995, effective as of the dates set forth above.


                  MATTEL, INC.

                  By:  /s/ E. Joseph McKay
                       -------------------
                       E. JOSEPH MCKAY

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